Exhibit 99.1

OptimizeRx Sets Third Quarter 2018 Conference Call for Monday, November 5, 2018 at 4:30 p.m. ET

ROCHESTER, Mich., (October 23, 2018) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, will hold a conference call on Monday, November 5, 2018 at 4:30 p.m. Eastern time to discuss results for the third quarter ended September 30, 2018. The financial results will be issued in a press release prior to the call.

OptimizeRx management will host the call, followed by a question and answer period.

Date: Monday, November 5, 2018

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-888-221-3881

International dial-in number: 1-323-794-2591

Conference ID: 1275447

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 26, 2018, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerx.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1275447

About OptimizeRx
OptimizeRx® (NASDAQ: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory patient market with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

(Tel) 860-800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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